UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

  August 2, 2013

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of the Stockholders of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Meeting will be held on Friday, August 29, 2013, commencing at 9:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071. At the annual meeting, we will ask our stockholders:

1) to re-elect the five incumbent members of the Company’s Board of Directors to serve on the Board until the 2014 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve an amendment of our Amended and Restated Certificate of Incorporation pursuant to the Credit Agreement;

3) to approve an increase in available shares authorized for issuance under the Company’s 2007 Stock Incentive Plan;

4) to approve, by advisory vote, on the compensation of our named executive officers;

5) to make an advisory vote with respect to the frequency of conducting future advisory votes on the compensation of our named executive officers;

6) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7) to consider and act on such matters as may properly come before the Meeting and any adjournment thereof.

As you know, I joined the Company in April of this year, and I am looking forward to meeting with as many of our stockholders as possible. At the Meeting, there will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Meeting, please take the time to vote your shares. As further detailed in these materials, you may vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

Eric Steen

Chief Executive Officer InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, August 29, 2013

             August 2, 2013

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2013 Annual Meeting of the Stockholders (the “Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Meeting will be held on Thursday, August 29, 2013, commencing at 9:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071, for the following purposes:

1)	to elect five members to serve on the Company’s of Directors (the “Board”) until the Company’s 2014 Annual Meeting (and until their successors are duly elected and qualified);

2)	to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), pursuant to the Credit Agreement;

3)	to approve a two million share increase in the number of available shares authorized for issuance under the Company’s 2007 Stock Incentive Plan;

4)	to approve, by advisory vote, the compensation of our named executive officers;

5)	to make an advisory vote with respect to the frequency of conducting future advisory votes on the compensation of our named executive officers;

6)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

7)	to consider and act on such matters as may properly come before the Meeting and any adjournment thereof.

Only stockholders of record at the close of business on July 12, 2013, will be entitled to notice of and to vote at the Meeting and at any adjournment thereof.

This proxy statement and the accompanying form of proxy are being first sent to stockholders on or near the date set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

Jane Elias
Secretary
InfuSystem Holdings, Inc.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Thursday, August 29, 2013, and at any adjournment thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about August 2, 2013.

The close of business on July 12, 2013 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Meeting. On the Record Date, there were 22,088,731 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record (also called a “registered stockholder”) you can vote your shares in person at the Meeting or you can vote by proxy using the Internet at www.investorvote.com/INFU or by telephone at 1-800-652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on August 28, 2013. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

You may change your vote or revoke your proxy at any time before it is voted at the Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. If you do not provide instructions to the broker, bank or nominee, that firm will only be able to vote your shares with respect to “routine” matters. Please note that pursuant to revised broker voting regulations, the only routine matter for the Meeting and the only matter for which brokers, banks and nominees will have the discretion to vote, is Proposal 6 (Ratification of Independent Public Accounting Firm). Your broker, bank or nominee must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2 (Amendment of our Certificate of Incorporation Pursuant to Credit Agreement), Proposal 3 (Increase to Shares Authorized for Issuance under the Company’s 2007 Stock Incentive Plan), Proposal 4 (Advisory Vote on Executive Compensation) and Proposal 5 (Advisory Vote on the Frequency of Advisory Votes on Executive Compensation), and without proper instructions from you, the broker, bank or nominee will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal. We recommend that you contact your broker, bank or nominee to assure that your shares are properly voted.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum.

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

The Board of Directors (Proposal 1) will be elected by a majority of the votes cast by the shares of the Company’s common stock issued and outstanding as of the Record Date (the “Common Stock”) that are present, in person or by proxy. You may vote in favor or withhold your vote with respect to each individual nominee. Votes that are withheld are considered votes cast. Broker non-votes and abstentions are not considered votes cast.

The proposal to approve an amendment of our Certificate of Incorporation pursuant to the Credit Agreement (Proposal 2) will require the affirmative vote of the holders of a majority of all outstanding shares of Common Stock. Therefore, the failure to vote (either by proxy or in person), abstentions and broker non-votes will all have the same effect as a vote against the approval of the proposal.

The proposal to approve an increase in the number of shares authorized for issuance under the Company’s 2007 Stock Incentive Plan (Proposal 3), will require the affirmative vote of a majority of the shares of the Company’s Common Stock that are present in person or by proxy at the Annual Meeting and entitled to vote. Any shares not voted, whether by abstention, broker non-votes, failure to vote (either by proxy or in person) or otherwise will not be included in the vote totals, and as such, will have no effect on the outcome of this proposal.

The proposal to provide advisory approval of the compensation paid to our named executive officers (Proposal 4) will be approved if the number of shares of Common Stock favoring the proposal exceeds the number of shares of Common Stock opposing it. Any shares not voted, whether by abstention, broker non-votes, failure to vote (either by proxy or in person) or otherwise will not be included in the vote totals, and as such, will have no effect on the outcome of this proposal.

The proposal to advise the Company on the frequency of conducting advisory votes on the compensation of our named executive officers in the future (Proposal 5) has no threshold that must be obtained for a frequency to be approved. The Company will consider the frequency (one, two or three years) that receives the highest number of votes to be the frequency that is preferred by stockholders. Therefore, any shares not voted, whether by abstention, broker non-vote or otherwise, are not counted in determining the outcome of the vote.

The Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 6), will be approved if the number of shares of Common Stock favoring the proposal exceeds the number of shares of Common Stock opposing it. Any shares not voted, whether by abstention, broker non-votes, if any, failure to vote (either by proxy or in person) or otherwise will have no effect on the outcome of such proposal.

UNLESS SPECIFIED OTHERWISE, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE MEETING OR ANY ADJOURNMENT THEREOF:

(I)	FOR THE ELECTION OF THE FIVE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2014 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

(II)	FOR THE APPROVAL OF THE AMENDMENT OF CERTIFICATE OF INCORPORATION PURSUANT TO THE CREDIT AGREEMENT;

(III)	FOR THE APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN;

(IV)	FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS;

(V)	FOR “TWO YEARS” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION; AND

(VI)	FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDERS

MEETING TO BE HELD ON THURSDAY, AUGUST 29, 2013.

The Proxy Statement and the 2012 Report on Form 10-K, as amended are available at

www.infusystem.com.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

GEORGESON

199 WATER STREET, 26TH FLOOR

NEW YORK, NY 10038

Stockholders Call Toll-Free at: (800) 891-3214

Banks and Brokers Call Collect at: (212) 440-9800

PROPOSAL 1 —

ELECTION OF DIRECTORS

Five directors are to be elected by a majority of the votes of the shares of the Company’s Common Stock present in person or by proxy at the Meeting to serve until the 2014 Annual Meeting and until their successors have been duly elected and qualified.

Information Regarding Management Nominees to the Board of Directors

The table set forth below lists the names and ages of each of the nominees of the Board of Directors and the position and office that each nominee currently holds with the Company.

Name	Age	Position
David Dreyer	56	Director
Ryan Morris	29	Director, Executive Chairman of the Board
Eric Steen	56	Director, Chief Executive Officer, President
Joseph Whitters	55	Director
Wayne Yetter	67	Director

Board of Directors—Experience and Qualifications

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of Director nominees, as well as the composition of the Board of Directors as a whole. This assessment includes consideration of Directors’ independence, diversity, character, judgment and business experience. The Nominating and Governance Committee believes that the five Director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board of Directors and each committee of the Board of Directors to continue to provide sound judgment and leadership and to function effectively as a group. In addition, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that such person should serve as a Director of the Company.

David Dreyer (Director). David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies (OTCBB: PSTX) since October 2010. Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) from September 2004 to August 2009, and Treasurer from 2006 to August 2009. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly NASDAQ: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Mr. Dreyer led the sale of Sicor, Inc. to Teva Pharmaceutical, Ltd. for $3.4 billion in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer is a Certified Public Accountant in California.

Mr. Dreyer brings to the Company and the Board of Directors almost 30 years of accounting, financial, compliance and operating experience and expertise in the pharmaceutical, healthcare staffing, medical device, diagnostic and hospital administration industries.

Ryan Morris (Director; Executive Chairman of the Board). Mr. Morris, age 29, is the Managing Member of Meson Capital Partners LLC (“Meson LLC”), a San Francisco-based investment manager, which he founded in February 2009. Mr. Morris has served as Executive Chairman of the Board of InfuSystem Holdings,

Inc., an NYSE-MKT listed company. Since the formation of the Special Committee of the Board in May 2013, Mr. Morris is not serving as the Executive Chairman of the Board for the duration of the Company’s Special Committee. From June 2011 through July 2012, Mr. Morris served as a member of the equity committee responsible for maximizing value to the stockholders of HearUSA, Inc. (subsequently HUSA Liquidating Corporation), an NYSE Amex-listed company in Chapter 11 bankruptcy, which has since liquidated its assets and ceased operations. Prior to founding Meson LLC, in July 2008, he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank, and he continues to serve as its Chief Executive Officer. Mr. Morris has a Bachelor’s of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and holds the Chartered Financial Analyst designation.

Mr. Morris brings extensive investment experience as both a founder of an operating company and an investment partnership, and as an active investor in smaller reporting companies.

Eric Steen (Director; Chief Executive Officer and President). Eric Steen most recently served as the principal of Eric K. Steen & Associates, a consulting business providing services to medical device and pharmaceutical companies, from February 2012 to March 2013. Prior to forming Eric K. Steen & Associates, Mr. Steen was President of Central Admixture Pharmacy Services, where he turned a start-up company into a successful $150 million pharmacy services organization with 25 locations. Mr. Steen was employed at Central Admixture Pharmacy Services from 1992 to 2012, and served as President starting in 1997. Mr. Steen concurrently served as the Chief Marketing Officer of B. Braun Medical Inc., a $1.5 billion organization offering infusion therapy and pain management products and services. Mr. Steen was employed at B. Braun Medical Inc. from 1997 to 2012. Mr. Steen began his career in sales and operations management at American Hospital Supply Corp., where he was employed from 1978 to 1983, and at Baxter Healthcare (NYSE: BAX), where he was employed from 1983 to 1992. Mr. Steen earned a Master of Business Administration degree from Arizona State University and a Bachelor of Science Degree in Business Administration from San Diego State University.

Mr. Steen has considerable leadership experience in sales, marketing, business development, operations and finance, including in the medical device and pharmaceutical industries.

Joseph Whitters (Director). Joseph Whitters has been an Advisor to Frazier Health Care, a venture capital firm since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp. (formerly NASDAQ: FHCC), a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for the largest subsidiary of United HealthCare Corp. In January 2013, he joined the board of directors of PRGX Global, Inc., a business service enterprise, where he also serves on the Compensation Committee and Audit Committee. Previously, he served on the boards of directors and the audit committees of various public companies including Omnicell (NASDAQ: OMCL), Mentor Corporation (formerly NYSE: MNT), Solexa (formerly NASDAQ: SLXA), and Luminent Mortgage (formerly NYSE: LUM). Mr. Whitters has also been an advisor or board member with several private companies, including PCI Packaging, where he is Chairman of the Audit Committee. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelor’s of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

Mr. Whitters brings almost 20 years of experience in senior financial management positions with healthcare corporations, extensive public company board experience, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company.

Wayne Yetter (Director). Wayne Yetter has served a member of the Company’s Board of Directors since September 2005, and as the Chairman of the Board for the duration of the Company’s Special Committee. He served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp., from September 2005 to August 2008. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to

assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and Chief Executive Officer. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the United States at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and Chief Executive Officer of the United States pharmaceutical business. In 1999, he joined IMS (formerly NYSE: RX) and later led its spinout company, Synavant (formerly NASDAQ: SNVT), where he was Chairman and Chief Executive Officer for three years before Synavant merged with Dendrite International in 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc. (formerly NASDAQ: TKTX), which was acquired by Shire Pharmaceuticals, and Chairman of the Board for Noven Pharmaceuticals (formerly NASDAQ: NOVN). In addition, Mr. Yetter also has served as the Lead Independent Director of Matria Healthcare (formerly NASDAQ: MATR). Mr. Yetter currently serves on the Board of Directors of Strategic Diagnostics Inc. (NASDAQ: SDIX) and is Chairman of the Board of NuPathe, Inc. (NASDAQ: PATH).

Mr. Yetter’s experience serving on several public company boards of directors and as an officer of other companies in the healthcare industry is very valuable to the Company.

The Board of Directors’ Role in Risk Oversight

Risk is an integral part of the Board of Directors deliberations throughout the year. The Board of Directors oversees the management of the Company’s risk management.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE MKT. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that David Dreyer, Joseph Whitters and Wayne Yetter (collectively, the “Independent Directors”) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE MKT’s director independence standards and Audit Committee independence standards, as currently in effect.

Required Vote

In order to be elected to the Board of Directors, each nominee must receive a majority of the votes of the shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board of Directors. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum. Votes that are withheld will be considered votes cast but abstentions and broker non-votes will have no effect on the election of directors. Unless instructions to the contrary are specified, as permitted by applicable law and stock exchange rules, the proxy holders will vote the proxies received by them FOR each of the director nominees.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT DAVID DREYER, RYAN MORRIS, ERIC STEEN, JOSEPH WHITTERS AND WAYNE YETTER AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2014 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of twelve meetings and took action by unanimous written consent on one occasion during the fiscal year ended December 31, 2012. Each then-current director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers.

The Board has no policy regarding director attendance at annual meetings of stockholders. Four members of the Board at that time attended the 2012 Annual Meeting.

The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of independent directors and reports to the Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a Special Committee comprised wholly of independent directors.

The Board of Directors has determined that, in lieu of appointing a lead independent director, Messrs. Dreyer, Whitters and Yetter will coordinate the activities of the lead independent director position. During the Company’s assessment of potential strategic opportunities potentially involving Executive Chairman Ryan Morris, Mr. Yetter was appointed to serve as the Chairman of the Board.

Audit Committee

The Audit Committee is composed entirely of independent directors. The following individuals are the current members of the Audit Committee: Joseph Whitters, David Dreyer and Wayne Yetter, and Mr. Whitters serves as Chairman of the Audit Committee. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held four meetings during the fiscal year ended December 31, 2012.

The Board of Directors has determined that each of Mr. Dreyer and Mr. Whitters qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee is composed entirely of independent directors. The following individuals are current members of the Nominating and Governance Committee (the “Nominating Committee”): David Dreyer and Wayne Yetter. Mr. Dreyer serves as Chairman of the Nominating Committee. The Nominating Committee held one meeting during the fiscal year ended December 31, 2012. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2014 Annual Meeting.” All proposals for nomination received by the Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement, including the New Directors. Members of the Nominating Committee had several meetings and conversations with each of the director nominees and conducted extensive due diligence and background investigations prior to approving their nomination for election at the Meeting.

Compensation Committee

The Compensation Committee is composed entirely of independent directors. The following individuals are current members of the Compensation Committee: David Dreyer, Joseph Whitters and Wayne Yetter, and Mr. Yetter serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan. The Compensation Committee held seven meetings during the fiscal year ended December 31, 2012. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posed on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities. In 2012, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”), an independent compensation consulting firm, to assist in the review of the Company’s non-employee director compensation. In 2013, the Compensation Committee retained PM&P to assist in the review of the executive compensation plan. PM&P reports directly to the Committee and does not provide any other services, beyond compensation consulting, to the Company.

In 2013, the Committee considered and assessed all relevant factors, including but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to PM&P’s work. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by PM&P.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary. All communications will be compiled by the Secretary and submitted to the addressee.

Directors’ Compensation

On April 24, 2012, the Company reached a Settlement Agreement with a group of concerned stockholders, resulting in a series of changes to the Board. John Climaco, Charles Gillman, Ryan Morris, Dilip Singh and Joseph Whitters joined the Board, while Timothy Kopra, Pat LaVecchia, Sean McDevitt, Jean-Pierre Millon and John Voris resigned as Directors of the Company.

The following table sets forth the compensation for the Company’s non-employee directors who served for the fiscal year ended December 31, 2012. See “Executive Compensation” for a description of Mr. McDevitt’s and Mr. Singh’s compensation.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Climaco (2)	$—	$—	$59,877	$—	$—	$—	$59,877
David Dreyer (1)(2)	$14,500	$—	$59,877	$—	$—	$—	$74,377
Charles Gillman (2)	$—	$—	$59,877	$—	$—	$—	$59,877
Timothy Kopra (1)	$16,912	$—	$—	$—	$—	$—	$16,912
Pat LaVecchia (1)	$109,259	$—	$—	$—	$—	$—	$109,259
Jean-Pierre Millon (1)	$15,659	$—	$—	$—	$—	$—	$15,659
Ryan Morris (3)	$—	$—	$149,691	$—	$—	$—	$149,691
John Voris (1)	$15,659	$—	$—	$—	$—	$—	$15,659
Joseph Whitters (2)	$—	$—	$59,877	$—	$—	$—	$59,877
Wayne Yetter (1)(2)	$36,000	$—	$29,938	$—	$—	$—	$65,938

Total	$207,989	$—	$359,260	$—	$—	$—	$567,249

(1)	This Director served prior to April 24, 2012. For such service, Directors received an annual retainer of $50,000. During the first quarter of 2012, Directors received a pro-rated portion of their retainers in the amount of $12,500. Effective with each Director’s resignation, Messrs. Kopra, LaVecchia, Millon and Voris received a pro-rated portion of their annual retainer of $3,159 for April 2012. In addition, Audit Committee members received an annual stipend of $4,000 for serving on the committee; the Chairman of the Audit Committee received an annual stipend of $8,000. Mr. Dreyer received a prorated portion of his annual Committee Chairman stipend in the amount of $2,000. Messrs. Kopra and Yetter received pro-rated portions of their annual Committee stipends in the amount of $1,000 each. Mr. Kopra further received a pro-rated portion of his annual Committee stipend in the amount of $253 for the month of April 2012. Mr. LaVecchia received a monthly salary of $19,500 for January through April 2012 and a pro-rated amount of $15,600 for May 2012.
(2)

This Director served subsequent to April 24, 2012. Directors received no additional fees for Committee service. Each Independent Director elected one of the following annual compensation arrangements: (i) options to purchase 100,000 shares of the Company’s Common Stock or (ii) $30,000 payable in quarterly installments plus options to purchase 50,000 shares of the Company’s Common Stock. The options had an exercise price equal to the closing price of the Common Stock on the date of the grant, expire on the second anniversary of the grant, and vested monthly over a twelve month term or immediately upon a change in control. Messrs. Climaco, Dreyer, Gillman and Whitters chose to receive compensation solely in the form of stock options, and Mr. Yetter chose to receive the mix of cash and stock options.
(3)	Mr. Morris joined subsequent to April 24, 2012 and serves as Executive Chairman of the Board. In such capacity, he received an option grant to purchase 250,000 shares of Common Stock, at an exercise price of $2.25, which was equal to the closing price of the Common Stock on the date of grant. The options vested monthly over a twelve month term on the 24th day of each month. In the event of a change of control of the Company, or otherwise at the direction of the Compensation Committee, all options would have vested and become immediately exercisable.

Current Independent Director Compensation

The following is a description of the cash compensation for the Company’s Directors. Each of the Directors will receive the following annual cash compensation arrangements:

•	$50,000 for each non-executive independent Director on the Board;

•	$100,000 for the Executive Chairman;

•	$15,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;

•	$10,000 for the Chair of the Compensation Committee and $6,667 for each Compensation Committee member; and

•	$5,000 for the Chair of the Nominating and Governance Committee and $3,334 for each Nominating and Governance Committee member.

Board and Committee compensation will be paid quarterly, on calendar quarters, and will be effective May 1, 2013, with the first payment due July 1, 2013, as pro-rated to reflect the two months following the effective date of the new Board compensation plan.

The following is a description of the stock compensation for the Company’s Directors. Each of the Directors will receive the following annual stock compensation arrangements:

•	Options for 25,000 shares of the Company’s Common Stock for each independent director;

•	Options for 60,000 shares of the Company’s Common Stock for the Executive Chairman.

Any such grant of options to Directors would be contingent upon sufficient share capacity under the Company’s 2007 Stock Incentive Plan or successor plan. Further, such options would be granted on the date of the Company’s Annual Meeting of Stockholders, with an exercise price equal to 110% of the trailing average closing price of the Company’s Common Stock for the five trading days prior to and including the date of grant. Such options would vest monthly over a period of one year and immediately upon a Change in Control.

PROPOSAL 2 —

APPROVAL OF AMENDMENT OF

CERTIFICATE OF INCORPORATION PURSUANT TO THE CREDIT AGREEMENT

The Board asks that you approve an amendment to our Amended and Restated Certificate of Incorporation to delete Article “EIGHTH” (the “Amendment”). Article EIGHTH allows the Company’s creditors or stockholders, as applicable, to petition the Delaware courts to call a meeting of the creditors or stockholders in the event the Company attempts to enter into a compromise agreement with its creditors or stockholders related to a corporate restructuring. If at such a meeting 75% of the Company’s creditors or stockholders, as applicable, approve the compromise agreement, and the Delaware court in turn approves the compromise agreement, then the compromise agreement would be binding on the Company and its creditors or stockholders.

On November 30, 2012, the Company entered into a Credit Agreement (the “Credit Agreement”), with Wells Fargo Bank, National Association as administrative agent, lead arranger, book runner, syndication agent and documentation agent (“Agent”) and certain lenders (Agent, with the other lenders, the “Lenders”). Pursuant to the terms of the Credit Agreement, the Lenders have required that the Board approve, and that the Company use its best efforts to obtain stockholder approval of, the Amendment of the Company’s Amended and Restated Certificate of Incorporation. Until Article EIGHTH has been removed from the Amended and Restated Certificate of Incorporation, the Lenders have placed additional restrictions on the Company, as further discussed under “Requirements of Our Lenders” below. In order to relieve the Company from these additional restrictions, and to comply with the conditions set forth in the Credit Agreement, the Board has approved the Amendment and recommends that the stockholders also approve the Amendment.

Reasons for and Effect of Proposal

Article EIGHTH of the Company’s Amended and Restated Certificate of Incorporation, as filed with the SEC as an exhibit to the Company’s Registration Statement on Form S-1, dated October 14, 2005, currently reads in its entirety as follows:

“EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation. This Article Eighth is subject to the requirements set forth in Article Fifth, and any conflict arising in respect of the terms set forth hereunder and thereunder shall be resolved by reference to the terms set forth in Article Fifth.”

Stated more simply, the effect of this Article EIGHTH is that, in the event that the Company and any of its creditors or its stockholders ever agree to a compromise related to the reorganization of the Company, the Company’s creditors or stockholders, or its receivers or trustees, as applicable, may petition a Delaware court to call a meeting to consider and approve such arrangement. If, at such meeting, 75% of our creditors or our stockholders, as applicable, approve the proposed compromise or arrangement and to a reorganization of the

Company as a result, and that approval is approved by the Delaware court calling the meeting, that compromise or arrangement and the resulting reorganization will be binding on the Company and its creditors or stockholders, as applicable.

The language of Article EIGHTH refers to Article “FIFTH” of the Company’s Amended and Restated Certificate of Incorporation, which provides the stockholders a right to approve any business combination (such as a merger or an acquisition of assets) with a business of comparable value to the Company. Article FIFTH shall not change as a result of the deletion of Article EIGHTH.

Article EIGHTH is an uncommon provision in a certificate of incorporation, and we no longer believe that maintaining the provision in the Amended and Restated Certificate of Incorporation is in the best interests of the Company. Further, our Lenders, as discussed below, have limited the Company’s ability to, among other things, take on additional debt for as long as Article EIGHTH remains in the Company’s Amended and Restated Articles of Incorporation. In order to relieve the contractual restrictions imposed upon the Company under the Credit Agreement due to the existence of Article EIGHTH, the Lenders have required that the Company seek your approval of the Amendment.

To alleviate the restrictions on the Company pursuant to the Credit Agreement and to fulfill the Company’s obligations thereunder, we propose to eliminate Article EIGHTH. Other than as set forth herein, the Board is not aware of any current or proposed matters that would be affected by the Amendment.

Requirements of Our Lenders

As described on the Company’s Current Report on Form 8-K, dated November 30, 2012, prior to entry into the Credit Agreement, the Company formed InfuSystem Holdings USA Inc. as a direct wholly-owned subsidiary of the Company. InfuSystem Holdings USA Inc. was formed to restrict the effect of the application of this Article EIGHTH. After formation of InfuSystem Holdings USA Inc., the Company, pursuant to the terms of a Contribution Agreement between the Company and InfuSystem Holdings USA Inc. dated November 30, 2012, contributed to InfuSystem Holdings USA Inc. the ownership rights of the Company in Infusystem, Inc., a California corporation, First Biomedical, Inc., a Kansas corporation, and IFC LLC, a Delaware limited liability company, all of which were wholly owned subsidiaries of the Company.

Despite restricting the application of Article EIGHTH as set forth above, the Lenders required additional restrictions under the Credit Agreement on certain activities of the Company until the Amendment is approved. The restrictions provide that without the prior written consent of a threshold number of Lenders specified in the Credit Agreement, the Company may not (i) seek or consent to any compromise or arrangement among the Company and its creditors or the Company and any class of its creditors, in each case, intended to bind the Lenders with respect to the obligations under the Credit Agreement in reliance on Article EIGHTH or (ii) incur or assume any indebtedness (other than the obligations under the Credit Agreement), if after giving effect to such incurrence or assumption, the aggregate value of the claims of all creditors of the Company (other than the obligations under the Credit Agreement) would equal or exceed 40% of the aggregate value of all claims of all creditors of the Company. These restrictions will no longer apply upon stockholder approval of the Amendment.

The Credit Agreement also provides that the obligations of the Lenders to continue to make revolving loans are subject to the satisfaction of certain conditions, including the Company providing the Lenders with satisfactory evidence that the Company has used its best efforts to recommend to, and obtain the approval of, its stockholders for the Amendment at the Company’s next stockholders’ meeting following November 30, 2012. The Board is hereby making such recommendation for stockholders to approve the Amendment.

In addition and as required in connection with the Credit Agreement, the Company and each Board member and certain stockholders affiliated with such Board members have entered into a Voting Agreement with the Agent, dated November 30, 2012, pursuant to which they have agreed to vote all shares of Company stock that they own at the time of the stockholder vote related to the Amendment.

Stockholder passage of the Amendment will delete the language of Article EIGHTH from the Company’s Amended and Restated Certificate of Incorporation. It will remove the aforementioned restrictions on the Company’s financing activities, and it will satisfy in full the Company’s obligations under the Credit Agreement. In so doing, the Board believes that the Amendment will increase the Company’s flexibility in financing its capital needs and in working with its creditors.

Implementation and Text of the Amendment

If Proposal 2 is approved by the stockholders, the Amendment will become effective upon the filing of an amendment and restatement of the current Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which provides for the replacement Article EIGHTH in its entirety with the following paragraph, or a substantial equivalent thereof:

“EIGHTH: Reserved.”

Required Vote

The affirmative vote of the holders of a majority of all outstanding shares entitled to vote on this Proposal 2 will be required to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This Proposal to amend our Amended and Restated Certificate of Incorporation is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against the approval of the proposal. Unless instructions to the contrary are specified, as permitted by applicable law and stock exchange rules, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS SET FORTH ABOVE.

PROPOSAL 3 —

INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN

At a meeting of stockholders held on September 26, 2007, the Company’s stockholders approved the adoption of the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan (the “Plan”), providing for the issuance of a maximum of 2,000,000 shares of Common Stock in connection with the grant of options and/or other stock-based or stock-denominated awards. On May 27, 2011, the Company’s stockholders approved the reservation of an additional 3,000,000 shares to be issued under the Plan.

Since the adoption of the Plan, the Board of Directors, or the Compensation Committee thereof, has approved various grants and as a result, only 275,444 additional shares remain available for issuance under the Plan as of June 30, 2013. The Board of Directors believes that attracting, retaining and rewarding directors, officers, other employees and persons who provide services to the Company and its subsidiaries and enabling such persons to acquire or increase a proprietary interest in the Company has been and will continue to be essential to the Company’s growth and success. The Plan will enable the Company to continue to maintain a compensation program with different types of incentives for motivating such individuals and encouraging them to give the Company long-term, excellent service. Accordingly, the Board of Directors believes that it is in the best interests of the Company to increase the total number of shares authorized for issuance under the Plan by 2,000,000 shares (the “Increase”), which would enable the Company to continue to make grants or other awards under the Plan in the future. The Board expects the Increase, in combination with the remaining 275,444 shares remaining available for issuance under the Plan, to be a sufficient number of shares to provide for three additional years of grants under the Plan.

On June 26, 2013, the Compensation Committee, based upon the assessment and recommendation of Pearl Meyer & Partners, an independent compensation consulting firm engaged by the Compensation Committee to review executive compensation, unanimously approved the Increase and recommended that it be submitted to the stockholders for approval at the Annual Meeting. If approved by the stockholders at the Annual Meeting, the Increase will be effective immediately thereafter. Except for the Increase, no changes are proposed to be made to the Plan, a copy of which is attached as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2007.

Reasons for Stockholder Approval

The Board of Directors seeks stockholder approval of the Increase under the rules of the NYSE MKT. In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment. The approval of the Increase will not affect the Company’s ability to make stock-based or cash-based awards outside of the Plan to the extent consistent with applicable law and stock exchange rules.

Potential Dilution

The aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 7,000,000 shares, subject to adjustment upon the occurrence of certain transactions or events that would also otherwise adjust our Common Stock. Upon approval of the Increase, an aggregate of 2,275,444 shares will be available for issuance under the Plan.

Description of the Plan

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2007.

Administration

The Compensation Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the Officers, employees, directors (including outside directors), and other persons who provide services to the Company and its subsidiaries are eligible to be selected as award recipients.

Type of Awards

The Compensation Committee is authorized to grant awards payable in either shares of Common Stock or cash, including options to purchase shares, restricted shares, stock appreciation rights, share units, performance units and dividend equivalents. These awards may be granted as a bonus, or in lieu of obligations of the Company or any subsidiary to pay cash or grant other awards under other plans or compensatory arrangements.

Terms and Conditions of Awards

The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability terms of the Plan or as the Compensation Committee may deem necessary or advisable for the administration of the Plan. The Compensation Committee will have the authority to delegate any or all of its authority to the extent such delegation is consistent with applicable law.

Eligibility, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions).

Aggregate Limitation on Stock-Based Awards

The aggregate number of shares that may be issued under the Plan during the life of the Plan will not exceed 7,000,000, an increase of 2,000,000 from the maximum number of shares issuable thereunder as of the date hereof, subject to adjustment as discussed below. Shares issued that are reacquired by the Company in connection with a forfeiture or other failure to satisfy performance conditions will not be treated as having been issued for purposes of this limit. Shares delivered under the Plan may be newly issued shares, treasury shares or shares acquired on the market.

Per Participant Limitations

In any calendar year, no individual may be granted stock-based awards under the Plan that relate to more than 500,000 shares, or cash-based awards that can be settled for more than $500,000.

Certain Performance-Based Awards

The Compensation Committee may grant performance awards, which may be cash-denominated awards or stock-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee, up to 10 years. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be based on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income; (2) pre-tax or after-tax operating income; (3) gross revenue; (4) profit margin; (5) stock price (including market capitalization; (6) cash flow(s); (7) market share; (8) pre-tax or after-tax earnings per share; (9) pre-tax or after-tax operating earnings per share; (10) expenses; (11) return on equity; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals.

Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets.

Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Compensation Committee shall make such substitution or adjustment as is equitable and appropriate in order to preserve, without enlarging, the rights of participants, as to (i) the number and kind of shares which may be delivered pursuant to awards, (ii) the number and kind of shares subject to or deliverable in respect of outstanding awards, and (iii) the exercise price, grant price or purchase price relating to any award. In addition, the Compensation Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including cancellation of awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for awards, or adjustment to performance goals in respect of awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding awards, such treatment shall govern without the need for any action by the Compensation Committee.

Amendment, Termination

The Compensation Committee may amend, suspend, discontinue, or terminate the Plan or the Board of Director’s authority to grant awards under the plan without stockholder approval, except as required by law or regulation. Unless earlier terminated, the Plan will terminate ten years after its approval by stockholders.

Federal Income Tax Implications of the Plan

The Federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. As a general rule, the recipient will recognize ordinary income at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable to the recipient at capital gains rates when the shares are sold. The Company as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances, among others: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to include the amount in income notwithstanding the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option”, no ordinary income will be recognized (but rather any gain recognized will be capital), and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held at least one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its named executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation Code Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year to such individual, exceeds $1 million, and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits under the Plan

Awards under the Plan generally will be granted in the discretion of the Compensation Committee. Therefore, the type, number, recipients, and other terms of other awards in the future cannot be determined at this time. Please see “Proposal 1—Election of Directors—Directors Compensation” and “Executive Compensation” for information related to awards under the Plan during the year ended December 31, 2012 and for current executive officer and director awards under the Plan.

Equity Compensation Plan Information

The following table provides information as of June 30, 2013 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	767	275
Equity compensation plans not approved by security holders (2)	800	—
Total	1,567	275

(1)	This amount includes 0.5 million shares of common stock issuable upon the vesting of certain time restricted stock awards (the “Restricted Stock Awards”) and 0.3 million shares of common stock issuable upon the exercise of vested stock option awards.
(2)	The Company has, since December 31, 2012, made additional option grants outside of the Plan. As described in the Company’s Current Report on Form 8-K filed on March 14, 2013, the Company issued inducement stock options to purchase 700,000 shares of the Company’s common stock to Eric K. Steen, the Company’s Chief Executive Officer, pursuant to the terms of an Inducement Stock Option Agreement effective April 1, 2013. Further, as described in the Company’s Current Report on Form 8-K filed on May 2, 2013, the Company issued inducement stock options to purchase 100,000 shares of the Company’s common stock to Michael McReynolds, the Company’s Chief Information Officer, pursuant to the terms of an Employment Agreement effective April 29, 2013.

Required Vote

This Proposal 3 to approve an increase in the number of shares authorized for issuance under the Company’s 2007 Stock Incentive Plan, will require the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions, broker non-votes and a failure to vote for any reason will have no effect on the outcome of the proposal. Unless instructions to the contrary are specified, as permitted by applicable law and stock exchange rules, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN.

PROPOSAL 4 —

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution in this Proposal 4 because it believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, aligning executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the fiscal year 2012 and current compensation of our named executive officers.

The vote on this Proposal 4 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

Required Vote

This Proposal 4 will be approved if the votes cast for the Proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, as permitted by applicable law and stock exchange rules, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5 —

ADVISORY VOTE ON FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION

Also pursuant to Section 14A of the Exchange Act, we are providing stockholders with the opportunity to indicate, on an advisory basis, their preference as to the frequency of future advisory votes on the compensation of our named executive officers. In this Proposal 5, also known as a “say on frequency” proposal, we are asking stockholders to vote on whether future say-on-pay votes should occur every one, two or three years. Stockholders also may abstain from voting on this proposal.

The Board of Directors has determined that an advisory vote on executive compensation held every two years is most appropriate for the Company. Although the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions are made regularly. Given that the say-on-pay advisory vote provisions are new, we believe that holding a bi-annual advisory vote on executive compensation will provide the Company with stockholder feedback on our compensation practices and policies on a regular, frequent basis and is consistent with our objective of further engaging with our stockholders on executive compensation and corporate governance matters. Balanced with this is the Company’s desire to minimize administrative costs, including legal, proxy solicitation and management attention, associated with conducting such proxy advisory votes. Accordingly, the Board of Directors recommends that you vote for TWO YEARS (i.e., once every two years) as the frequency of future advisory votes on executive compensation.

While this vote is advisory and not binding, the Board of Directors and the Compensation Committee will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation. Section 14A of the Exchange Act requires that a “say on frequency” vote occur at least once every six years. However, when considering the frequency of future advisory votes on executive compensation, the Board of Directors and the, Compensation Committee may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. If the policy is determined in accordance with the Board’s current recommendation, the next say-on-pay vote would be held at the 2015 annual meeting of stockholders.

Required Vote

No threshold vote must be obtained for this Proposal 5. The Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that is preferred by stockholders. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, as permitted by applicable law and stock exchange rules, the proxy holders will vote the proxies received by them for TWO YEARS with respect to this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR “TWO YEARS” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 6 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board of Directors have selected BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2013. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

On June 3, 2013, the Audit Committee approved the appointment as the Company’s new independent registered public accounting firm to perform audit services for the Company for the fiscal year ended December 31, 2013, replacing Deloitte & Touche LLP (“Deloitte”). As previously disclosed in the Company’s Current Report on Form 8-K on June 6, 2013, there were no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2012.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Meeting.

Please see “Independent Auditors’ Fees” for a discussion of the fees paid by the Company to its predecessor auditor, Deloitte, for the fiscal years ended December 31, 2012 and December 31, 2011.

Required Vote

To be approved by the stockholders, this Proposal 6to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 must receive the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Meeting and entitled to vote. Abstentions, broker non-votes and a failure to vote will have no effect on the outcome of the proposal. Unless instructions to the contrary are specified, as permitted by applicable law and stock exchange rules, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers.

Name	Age	Position
Ryan Morris (1)	29	Executive Chairman of the Board and Director
Eric Steen (1)	56	Chief Executive Officer, President and Director
Jonathan P. Foster	49	Chief Financial Officer
Janet Skonieczny	54	Chief Operating Officer, Compliance Officer and Privacy Officer
David M. Haar	51	Senior Vice President of Sales and Marketing
Thomas F. Creal II	67	Executive Vice President, First Biomedical

(1)	See “Directors” for biographical information regarding Messrs. Morris and Steen.

Jonathan P. Foster

Jonathan P. Foster has served as the Company’s Chief Financial Officer since March 2012. Mr. Foster has held a variety of executive and senior financial positions with public and private companies. From 2011 to 2012, Mr. Foster served as Interim Director of Finance & Accounting for LSG Sky Chefs USA, Inc., in Dallas, Texas, a subsidiary of LSG Lufthansa Service Holding AG, headquartered in Germany. From 2000 to 2011, Mr. Foster served as majority owner and President of United Credit, Inc. and as founder and Chief Executive Officer of two other companies focused on the consumer finance and collateral protection insurance markets, Advance Today, LLC, and Furobos Reinsurance Ltd. Mr. Foster was the Chief Financial Officer and Executive Vice President of Drypers Corporation, a global consumer products company with operations in North and South America, Asia, and Europe, from 1996 to 2000. From 1991 to 1996, Mr. Foster served as Chief Financial Officer of Dickson Weatherproof Nail Company, a private company based in Houston and Chicago, and in controller and treasurer positions with divisions of Schlumberger Ltd. Mr. Foster began his accounting career in 1985 with the Enterprise Group of Deloitte & Touche LLP in Charlotte, North Carolina, and later became a manager in their Middle Market Group in Atlanta, Georgia. Mr. Foster is a Certified Public Accountant in South Carolina and is a member of the AIPCA, from which he received a Chartered Global Management Accountant designation. Mr. Foster earned his B.S. in Accounting from Clemson University. Mr. Foster has served on the Board of Directors for the Easley Baptist Hospital Foundation since 2006 and has also served in public office as a member of the Board of Financial Institutions for the State of South Carolina from 2006 to 2012.

Janet Skonieczny

Janet Skonieczny became the Company’s Chief Operating Officer in January 2013. Prior to 2013, she served as the Company’s Vice President of Operations, Compliance Officer and Privacy Officer since November 2007 and as Vice President of Operations of InfuSystem, Inc. the Company’s wholly-owned subsidiary, since 1998. Further, she served as the Company’s Corporate Secretary from 1997 to May 2012. During her tenure, she has facilitated the development and implementation of third party billing programs, assisted in the integration of those programs with inventory and tracking systems and led the development and implementation of the Company’s Compliance and Privacy Programs. From 1988 until 1994 she was Office Manager, and from 1990 until 1998 Operations Manager for Venture Medical, a predecessor company to InfuSystem, Inc., which commenced business operations in 1988. At Venture Medical she played key managerial roles in Nova Healthcare Industries, a manufacturer and designer of speculum sheath protectors used in gynecologic procedures, Medical Reimbursement Solutions, a third-party billing company that formatted and transmitted billing claims on behalf of infusion centers, physicians and hospitals and Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems.

David M. Haar

David M. Haar has served as the Company’s Senior Vice President of Sales and Marketing since November 2010 and as Vice President of Marketing since November 2007. Prior to joining the Company, Mr. Haar was Vice President of Marketing at National Medical Health Card where he led all marketing and communications initiatives for the national pharmacy benefits manager during a period of rapid growth. Prior to that, he was with MapInfo, a leading provider of location intelligence solutions where he directed marketing programs and demand generation activities as the company grew from $40MM to $140MM. Prior to that, Mr. Haar held a variety of marketing management positions within private and publicly held companies. He has a B.A. in English from the State University of New York at Albany.

Thomas F. Creal II

Thomas F. Creal II has served as the Company’s Executive Vice President since the Company’s acquisition of First Biomedical, Inc. (“First Biomedical”) in June 2010. Prior to the acquisition, Mr. Creal was the founder and President of First Biomedical. First Biomedical sold, rented, serviced and repaired new and pre-owned infusion pumps and other medical equipment. First Biomedical also sold a variety of disposables and accessories that are used in conjunction with infusion delivery. Headquartered near Kansas City, with additional facilities in California and Toronto, First Biomedical was a leading provider to alternate site healthcare facilities and hospitals in the United States and Canada.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a “smaller reporting company,” the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Compensation Committee Interlocks and Insider Participation

Executive compensation is determined by the Compensation Committee of the Company’s Board of Directors.

During the fiscal year ended December 31, 2012, none of the Company’s executive officers served at any time on the board of directors or compensation committee of any other entity, which entity’s executive officers served on the Company’s Board of Directors.

Summary Compensation Table

The following table sets forth the compensation of the executive officers of the Company for the fiscal years ended December 31, 2012 and 2011. Only compensation for years in which the named executive officer served in such capacity is presented.

	Year	Salary ($)		Bonus ($)		Stock Awards ($) (4)		Option Awards ($) (4)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value & Nonqualified Deferred Comp ($)		All Other Compensation ($) (5)		Total ($)
Dilip Singh Chief Executive Officer (1)	2012		$200,769		$500,000		$—		$285,261		$—		$—		$1,320		$987,350

Sean McDevitt Former Chief Executive Officer (2)	2012 2011	$ $	146,770 360,000	$ $	— —	$ $	1,000,000 —	$ $	— —	$ $	— —	$ $	— —	$ $	95,139 91,142	$ $	1,241,909 451,142

Jonathan Foster (3)	2012		$488,846		$—		$—		$—		$—		$—		$338		$489,184

Janet Skonieczny Chief Operating Officer, Compliance Officer, Privacy Officer	2012 2011	$ $	212,692 207,000	$ $	50,000 200,000	$ $	30,890 28,750	$ $	— —	$ $	— —	$ $	— —	$ $	10,966 433	$ $	304,548 436,183

(1)	Mr. Singh was appointed Chief Executive Officer on April 24, 2012. On March 31, 2013, he resigned from the position.
(2)	Mr. McDevitt resigned as Chief Executive Officer, effective April 24, 2012.
(3)	Mr. Foster was appointed Chief Financial Officer, effective March 16, 2012.
(4)	In accordance with the SEC’s proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock unit and stock option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. Mr. McDevitt’s shares were awarded pursuant to the terms of a Consulting Agreement, entered into in connection with the termination of his service to the Company.

(5)	All Other Compensation for 2012 consists of the following: (i) for Mr. Singh, $1,320 for life insurance benefits; (ii) for Mr. McDevitt, $139 for life insurance benefits and $95,000 in reimbursement of the costs of negotiating and preparing the Consulting Agreement upon his termination; (iii) for Mr. Foster, $338 for life insurance benefits; and (iv) for Ms. Skonieczny, $10,533 in net income for an automobile allowance and $433 in life insurance benefits. All Other Compensation for 2011 consists of the following: (i) for Mr. McDevitt, $40,000 for his services as Chairman of the Board, $50,000 for his services as a member of the Board of Directors, $450 for life insurance benefits and $692 for a stipend opting out of health insurance; and (ii) for Ms. Skonieczny, $433 for life insurance benefits.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2012.

	Option Awards:					Stock Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Dilip Singh	500,000	—	—	$2.25	04/24/15	—	$—	—	$—
Sean McDevitt	—	—	—	$—	—	—	$—	—	$—
Jonathan Foster	—	—	—	$—	—	—	$—	—	$—
Janet Skonieczny	—	—	—	$—	—	32,447	$48,671	—	$—

(1)	Represents unvested restricted shares of common Stock multiplied by $1.50, the closing price of the Company’s Common Stock on December 31, 2012, as quoted by the NYSE MKT.

Potential Payments Upon Termination or Change in Control

The following table and footnotes quantify the payments and benefits that Mr. Singh, Mr. Foster and Ms. Skonieczny would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 31, 2012 under the terms of such officers’ employment agreements at December 31, 2012. Further, the following table and footnotes quantify the actual payments paid and benefits given to Mr. McDevitt, upon the termination of his service as our Chief Executive Officer.

Named Executive Officer	Agreement	Termination by the named executive officers for any reason, by the Company for cause or by the Company upon the named executive officer’s death or disability	Termination by the Company without cause		Change in Control
Dilip Singh	Employment Agreement	Accrued salary, bonus and benefits				(1)
Sean McDevitt	Consulting Agreement	N/A	$1,095,679 in shares	(2)	N/A
Jonathan P. Foster	Employment Agreement	Accrued salary, bonus and benefits		(3)		(3)
Janet Skonieczny	Employment Agreement	Accrued salary, bonus and benefits		(4)		(4)

(1)	Pursuant to the terms of an amended Employment Agreement, dated October 4, 2012, in the event of a change in control as defined in the agreement, Mr. Singh was entitled to receive a bonus in the amount of $375,000 to be paid on the date of the closing of a transaction giving rise to a change of control of the Company. On February 9, 2013, Mr. Singh entered into an amended Employment Agreement. See detail of amended agreement below.
(2)	Mr. McDevitt’s service to the Company terminated on April 24, 2012 and the amount in this table reflects actual payments made. Pursuant to the terms of a Consulting Agreement, dated April 24, 2012, in exchange for serving as a consultant of the Company through July 31, 2012, the Company paid Mr. McDevitt a consulting fee of $1,000,000, paid in three installments of $83,333 in shares of the Company’s Common Stock on each of April 24, 2012, May 15, 2012 and June 15, 2012, and a fourth installment of $750,000 in shares of the Company’s common stock on July 31, 2012. Shares were valued at the average closing price of a share on the NYSE MKT on the five trading day preceding each issuance date. The Company also provided Mr. McDevitt continued healthcare benefits at a cost of $678.53. The Company also reimbursed $95,000 of Mr. McDevitt’s expenses in connection with the negotiation and preparation of the Consulting Agreement. The Consulting Agreement provided for termination of the Share Award Agreement dated as of April 6, 2010 by and between the Company and Mr. McDevitt, pursuant to which the Company granted Mr. McDevitt the right to receive up to an aggregate of 2,000,000 shares of Common Stock in increments based upon the attainment of specified trading price levels from $5.00 to $15.00.
(3)	Pursuant to the terms of an amended Consulting Agreement, dated August 14, 2012, in the event of a change in control or termination without cause as defined in the agreement, within 15 days after the occurrence of the change of control, Mr. Foster was entitled to a payment of $125,000 plus the sum of all fees that would have been paid by the Company from the date of the change in control until March 16, 2013, up to a maximum of five (5) months. On February 9, 2013, Mr. Foster entered into an amended Consulting Agreement. On July 1, 2013, Mr. Foster and the Company entered into an Employment Agreement. See detail of amended agreement below.
(4)	Pursuant to the terms of an Employment Agreement, dated November 12, 2007, Ms. Skonieczny was entitled to receive a pro-rata bonus award for the year of termination and continued payment of her base salary for two years from the date of termination, subject to her execution of a release and compliance with customary confidentiality and non-disparagement obligations. Upon termination without cause or a change of control, the Employment Agreement also provided for the accelerated vesting of a restricted stock award that has already fully vested. Note that the change in the composition of the Board approved pursuant to the Settlement Agreement by the then-comprised Board did not constitute a change in control under Ms. Skonieczny’s Employment Agreement. On January 2, 2013, Ms. Skonieczny entered into an amended Employment Agreement. See detail of amended agreement below.

Consulting Agreement with Sean McDevitt

On April 24, 2012, the Company and Mr. McDevitt entered into the Consulting Agreement, pursuant to which Mr. McDevitt resigned as Chief Executive Officer of the Company, effective April 24, 2012, and agreed to serve as a consultant to the Company to perform such services, including assistance in connection with any acquisition or disposition transaction, advice and counsel, and such other actions, as reasonably directed by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer from April 24, 2012 to July 31, 2012 (the “Consulting Period”). During the Consulting Period, the Company paid Mr. McDevitt a consulting fee of $1,000,000, paid in installments of shares of the Company’s Common Stock, and provide continued healthcare benefits. On each of the date of the Consulting Agreement, May 15, 2012 and June 15, 2012, the Company paid Mr. McDevitt installments of $83,333 in shares of Common Stock valued at the average closing price of a share of the Common Stock on the NYSE MKT on the five trading days preceding the date of each such issuance. On July 31, 2012, the Company paid Mr. McDevitt a final installment of $750,000 in shares of Common Stock valued at the average closing price of a share of the Common Stock on the NYSE MKT on the five trading days preceding such date. The Company also reimbursed $95,000 of Mr. McDevitt’s expenses in connection with the negotiation and preparation of the Consulting Agreement. The Consulting Agreement also provided for releases by each of Mr. McDevitt and the Company of the other and a mutual non-disparagement covenant and required the Company to provide continued indemnification of Mr. McDevitt in accordance with the Company’s current Organizational Documents.

In addition, the Consulting Agreement provided for termination of the Share Award Agreement dated as of April 6, 2010 by and between the Company and Mr. McDevitt, pursuant to which the Company granted Mr. McDevitt the right to receive up to an aggregate of 2,000,000 shares of Common Stock in increments based upon the attainment of specified trading price levels from $5.00 to $15.00.

Agreement with Dilip Singh

Pursuant to an amended Employment Agreement between the Company and Mr. Singh dated October 4, 2012 (“Second Term”), Mr. Singh continued to serve as Interim President and Chief Executive Officer of the Company for a month to month period up to a period of four (4) months from the effective date of October 24, 2012. On February 9, 2013, the Company and Mr. Singh entered into an amended and restated employment agreement, providing for Mr. Singh’s service through April 24, 2013 (“Final Term”). Mr. Singh continued to receive a salary of $300,000 per annum. He was eligible for a performance bonus, up to a maximum of $166,667 for the Second Term and $83,333 for the Final Term, based upon satisfaction of performance objectives to be developed by the Compensation Committee. In the event that the Compensation Committee, in its sole discretion, determined that the performance bonus criteria have not been satisfied in full for any term of the agreement, the performance bonus could be earned on a partial basis, as determined by the Compensation Committee. In the event of a “change in control,” as defined in the agreement, the performance bonus for the term in which such change of control occurs would have been paid on the date of the closing of the transaction giving rise to the change of control.

In addition, Mr. Singh received an option grant on April 24, 2012 to purchase 500,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Common Stock on the date of grant (i.e. $2.25 per stock option). The options vested ratably over the Initial Term, with one-sixth (1/6) of the options vesting on the 24th day of each month. In the event of a “change of control” or upon any termination of Mr. Singh’s employment other than for “cause” (as such terms are defined in the agreement), or otherwise at the direction of the Compensation Committee, all options shall vest and become immediately exercisable. Under the terms of the amended and restated agreement entered into on February 9, 2013, Mr. Singh has a period of eighteen months following the later of April 24, 2013 or his actual termination date in which to exercise his vested stock options. Mr. Singh was also entitled to reimbursement from the Company for all reasonable temporary living expenses associated with his residence in or around Madison Heights, Michigan, and regular travel between Madison Heights and Mr. Singh’s place of residence.

On March 31, 2013, Mr. Singh resigned as Chief Executive Officer of the Company.

Agreement with Jon Foster

Pursuant to an amended Consulting Agreement (“First Amendment”) between the Company and Mr. Foster dated August 14, 2012, Mr. Foster continued to serve as Chief Financial Officer as a consultant of the Company through March 16, 2013; and pursuant to an amendment (“Second Amendment”) dated February 9, 2013, Mr. Foster will continue to serve through June 30, 2013 (the “Term”). Under this agreement, (i) Mr. Foster’s consulting fee will continue to be paid $25,000 on the 15th day and the last day of each month during the Term; (ii) the Term is automatically renewable for successive one month periods until the Company provides at least sixty days advance notice of termination; (iii) Mr. Foster received a bonus of $20,000 on March 16, 2013; (iv) in the event of a “change in control,” as defined in the agreement, within 15 days after the occurrence of the change of control, Mr. Foster would be paid $125,000 plus the sum of all fees that would have been paid by the Company from the date of the change in control until June 30, 2013, up to a maximum of five (5) months; and (iv) the Company reimbursed Mr. Foster for legal expenses incurred in connection with negotiating the amended Employment Agreement.

Pursuant to an Employment Agreement between the Company and Mr. Foster, signed on July 1, 2013, and effective September 1, 2013, Mr. Foster will continue to serve as Chief Financial Officer. The material terms of Mr. Foster’s Employment Agreement are as follows: Mr. Foster will receive an annual base salary of $257,000 initially, subject to increase in the discretion of the Company, in addition to employment benefits generally available to other Company employees and reimbursement for business-related and continuing professional education expenses. Mr. Foster will be present at the Company’s offices in Madison Heights, Michigan or Olathe, Kansas, or such other locations at the request of the Chief Executive Officer, for a minimum of three days per week.

Mr. Foster will participate in an Incentive Compensation Plan (the “Plan”), pursuant to which (a) he will have the opportunity to earn an annual cash bonus equal to 50% of his then-current base salary with a target of based on the Company’s satisfaction of EBITDA and revenue performance goals determined by the Compensation Committee and Mr. Foster’s achievement of individual performance objectives relating to his position and established by the Company’s Chief Executive Officer. Assuming his achievement of threshold individual objectives, Mr. Foster’s actual cash bonus under this annual bonus plan will depend on the Company’s achievement in relation to the established corporate targets, ranging from 25% of his then-current base salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

Also under the Plan, Mr. Foster will also have the opportunity to earn, under a long term incentive plan, a cash bonus at the end of three years, and then each year thereafter (based on corporate performance over the three previous years), an annual cash bonus of a target of 50% of his then-current base salary based on satisfaction of three year Company operating performance goals pre-established by the Compensation Committee. Mr. Foster’s actual cash bonus under this long term incentive plan will depend on the Company’s achievement of the three-year operating goals, ranging from 12.5% of his then-current salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

The Plan applies for calendar year periods. Payouts under the Plan are pro-rated for the period of service within the Plan year. For 2013, Mr. Foster’s eligible payouts under the Plan will be pro-rated based on an effective participation date of September 1, 2013, as further discussed below. While Mr. Foster is a participant in the Plan, unless otherwise agreed by the Board (as in the case of the retention bonus described below), he will not be eligible to participate in other bonus, incentive or commission plans offered by the Company. Mr. Foster must be employed with the Company in good standing as of the end of the plan year in order to receive an annual or long term incentive payment. The Board may amend the terms of the Plan in its sole discretion, including terminating the Plan without prior notice. Any action by Mr. Foster relating to the Plan must be brought within 180 days of the event giving rise to the claims.

Mr. Foster will be subject to a one-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service. The Employment Agreement contains customary confidentiality, non-disparagement, proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. Foster’s employment and thereafter, whether or not such employment terminates prior to August 31, 2013. The Employment Agreement does not contain provisions related to a Change in Control.

In the event of a termination of Mr. Foster’s employment by the Company other than for cause (as defined in the Employment Agreement), Mr. Foster will receive (1) all accrued and unpaid compensation through his date of termination and any Plan award earned, but not yet paid in respect of the immediately preceding calendar year and (2) upon execution of a general release, continuation of his salary and health insurance benefits for a period of nine months.

The Employment Agreement is effective September 1, 2013, and the Consulting Agreement will continue in effect through, and terminate on, August 31, 2013. In the event of a termination of Mr. Foster’s employment prior to August 31, 2013, the provisions of the Employment Agreement regarding confidentiality, proprietary information, non-competition, non-solicitation, non-disparagement, intellectual property and indemnification apply and survive.

Agreement with Janet Skonieczny

Pursuant to an Employment Agreement with Ms. Skonieczny dated November 12, 2007, Ms. Skonieczny was entitled to receive $200,000 per year and customary employee benefits available to all full-time employees of the Company and was eligible to receive a bonus subject to annual adjustment. Upon termination of Ms. Skonieczny’s employment other than by the Company without cause, Ms. Skonieczny was also subject to certain non-competition, confidentiality and non-disparagement obligations.

Pursuant to an amended Employment Agreement with Ms. Skonieczny dated January 2, 2013, Ms. Skonieczny was named Chief Operating Officer and is entitled to receive (i) an annual salary of $250,000, an annual cash bonus award of up to $125,000, with the opportunity to increase the annual bonus up to $250,000 at the Company’s discretion; (ii) options for 110,000 shares of the Company’s Common Stock, of which one-third of such options shall vest on each of the next three anniversaries of the grant date, provided she remains employed on such dates and; (iii) customary employee benefits available to all full-time employees of the Company. Upon termination of Ms. Skonieczny’s employment other than by the Company without cause, Ms. Skonieczny shall also be subject to certain non-competition, immediate vesting of restricted shares and stock options and confidentiality and non-disparagement obligations.

Agreement with Eric Steen

Pursuant to an Employment Agreement effective as of April 1, 2013, Eric Steen was named Chief Executive Officer and is entitled to receive (i) a base salary of $300,000 for the agreement’s initial term and (ii) an annual performance bonus of up to 75% of his base salary, or $225,000 in the initial term, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. Steen is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. Mr. Steen further received, pursuant to the terms of an Inducement Stock Option Agreement by and between the Company and Mr. Steen, dated as of April 1, 2013, 700,000 inducement stock options outside the Company’s 2007 Stock Option Plan, of which 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75 (all options granted to Mr. Steen pursuant to the Inducement Stock Option Agreement, the “Inducement Options”). The Inducement Options were granted on April 1, 2013 and will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining Inducement Options vesting pro rata monthly in the thirty-six months thereafter. The Inducement Options will expire on the tenth anniversary of their grant date. In the event Mr. Steen is involuntarily terminated by the Company without cause, the vesting of the Inducement Options that would have otherwise vested in the twelve months following the date of termination will accelerate and become exercisable. The vesting of the Inducement Options may be also accelerated by the Compensation Committee, in its sole discretion. Mr. Steen, pursuant to his employment agreement is also eligible for additional option grants as determined by the Compensation Committee. Mr. Steen is entitled to the reimbursement of reasonable relocation expenses not to exceed $20,000, is eligible to participate in any benefit plan offered by the Company for which Mr. Steen qualifies, and Mr. Steen will accrue paid time off at a rate of four weeks per year. Any accrued paid time off that remains unused after the Initial Term shall roll over into any renewal terms.

The Company must provide Mr. Steen with six months advance notice of an involuntary termination of Mr. Steen’s employment other than for cause. In such event and in exchange for the execution of a general release, Mr. Steen will be entitled to a severance payment in an amount equal to six months of Mr. Steen’s then-current base salary, in addition to Mr. Steen’s accrued and unpaid base salary, bonus amount in respect of the immediately preceding calendar year, paid time off and reimbursements through the date of such termination.

The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company intellectual property, non-competition and non-solicitation provisions applicable to the duration of Mr. Steen’s employment and thereafter.

Retention Bonus Agreements with Executive Officers

On July 2, 2013, the Company entered into retention agreements (the “Retention Agreements”) with each of the Company’s named executive officers and certain other key employees in order to compensate for additional job duties in connection with, and to retain necessary Company personnel through, a potential Change in Control transaction (as defined below). These Retention Agreements provide recipients with cash award payments in the event that a Change in Control of the Company occurs on or before March 31, 2014, provided that participants are employed with the Company through the closing date of such a transaction, or thirty days prior to such date, if such employment does not terminate by reason of voluntary resignation, retirement or termination for cause prior to the closing date. A Change in Control transaction is a transaction resulting in a change in ownership of 50% or more of the Company’s common stock, (whether by acquisition or tender or exchange offer) or a sale of substantially all of the Company’s assets.

Under the Retention Agreements, Mr. Foster and Ms. Skonieczny would receive nine months of their then-current base salary, and Mr. Steen would receive one year of his then-current base salary, upon the closing of a transaction that resulted in a Change of Control, as defined in the Retention Agreements. Such amounts would be paid in three one-third installments within 30 days of the following dates: 1) the closing of a Change in Control transaction; 2) six months after the first payment; and 3) one year after the first payment or any involuntary termination of the executive officer’s employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of July 12, 2013, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s current executive officers and directors; and

•	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Greenwood Investments, Inc. (1)	2,164,223	9.8%
Steve Tannenbaum (1)	2,164,223	9.8%
Global Undervalued Securities Master Fund, L.P. (2)	2,000,000	9.1%
Global Undervalued Securities Fund, L.P. (2)	2,000,000	9.1%
Global Undervalued Securities Fund (QP), L.P. (2)	2,000,000	9.1%
Global Undervalued Securities Fund, Ltd. (2)	2,000,000	9.1%
Kleinheinz Capital Partners, Inc. (2)	2,000,000	9.1%
Kleinheinz Capital Partners LDC (2)	2,000,000	9.1%
John Kleinheinz (2)	2,000,000	9.1%
Ryan Morris (3)(4)(5)	1,795,876	8.1%
Meson Capital Partners LLC (3)	1,795,876	8.1%
Meson Capital Partners LP (3)	1,512,450	6.8%
Leap Tide Capital Management, LLC (6)	1,383,313	6.3%
Jan Loeb (6)	1,383,313	6.3%
Greenwood Capital Limited Partnership (1)	1,302,224	5.9%
PVF-ST, LP (1)	465,776	2.1%
Wayne Yetter (4)	427,092	1.9%
MGPLA, LP (1)	396,223	1.8%
David C. Dreyer (4)	215,000	*
Joseph Whitters (4)	200,000	*
Janet Skonieczny (5)(7)	134,191	*
David M. Haar (5)	57,909	*
Thomas F. Creal II (5)	100	*
Eric Steen (4)(5)	0	0%
Jonathan P. Foster (5)	0	0%
All directors and officers as a group (9 individuals)	2,790,603	12.6%

*	Less than 1%
**	Based on 22,088,731 shares of Common Stock outstanding as of July 12, 2013. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of July 12, 2012, as well as shares of restricted stock which vest within 60 days of July 12, 2012 are deemed outstanding in addition to the 22,088,731 shares of Common Stock outstanding as of July 12, 2013 for purposes of computing the percentage ownership of the person holding the options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)

Derived from Amendment No. 4 to Schedule 13G filed on February 14, 2013 by Steve Tannenbaum, Greenwood Capital Limited Partnership (“Greenwood Capital”), Greenwood Investments, Inc., (“Greenwood Investments”), MGPLA, LP and PVF-ST, LP. Greenwood Capital, PVF-ST and MGPLA may be deemed to beneficially own 1,302,224, 465,776 and 396,223 shares of Common Stock, respectively. Greenwood Investments, as the general partner of both Greenwood Capital and MGPLA, and the manager of PVF-ST, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 2,164,223 shares of Common Stock. Mr. Tannenbaum, by virtue of his position as president of Greenwood Investments, has sole investment and voting control over such 2,164,223 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital, MGPLA and PVF-ST is 200 Clarendon Street, 25th Floor, Boston, Massachusetts 02116.
(2)	Derived from Amendment No. 1 to Schedule 13D filed on February 14, 2013 by Kleinheinz Capital Partners, Inc. (“Kleinheinz”), Kleinheinz Capital Partners LDC (“Kleinheinz LDC”), Global Undervalued Securities Master Fund, L.P. (“Master Fund”), Global Undervalued Securities Fund, L.P. (“Fund”), Global Undervalued Securities Fund (QP), L.P. (“QP Fund”), and Global Undervalued Securities Fund, Ltd. (“Fund Ltd.”). Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz LDC and John Kleinheinz (collectively, the “Kleinheinz Parties”) may be deemed beneficial owners of 2,000,000 shares of Common Stock owned by Master Fund. Fund, QP Fund and Fund Ltd. are the general partners of Master Fund. Kleinheinz is the investment manager of Master Fund, Fund, QP Fund and Fund Ltd. Kleinheinz LDC is the general partner of Fund and QP Fund. Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz, Kleinheinz LDC and John Kleinheinz, as the principal of Kleinheinz and Kleinheinz LDC, exercise voting and investment control over the 2,000,000 shares of Common Stock. The business address of Kleinheinz and John Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102. The business address of Kleinheinz LDC is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9001 Cayman Islands. The business address of Master Fund, Fund, QP Fund and Fund Ltd. is c/o BNY Mellon Alternative Investment Services Ltd., 48 Par-La-Ville Road, Suite 464, Hamilton HM 11, Bermuda.
(3)	Derived from Amendment No. 2 to Schedule 13D filed on February 12, 2013 by Meson Capital Partners LP (“Meson LP”), Meson Capital Partners LLC (“Meson LLC”) and Ryan Morris. Meson LP, Meson LLC and Mr. Morris may be deemed the beneficial owners of 1,512,450 shares of common stock owned by Meson LP, and over which Meson LP has voting and dispositive power, as Meson LLC is the general partner of Meson LP and Mr. Morris is the managing member of Meson LP. Further, Mr. Morris owns and has voting and dispositive power over an additional 33,326 shares of common stock and 250,000 options to purchase common stock, and Meson LLC may be deemed to beneficially own such shares as Mr. Morris is the managing member of Meson LLC. The business address of Meson is 2687 California Street, San Francisco, CA 94115. The business address of Mr. Morris is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(4)	Director. Business address is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(5)	Executive Officer. Business address is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(6)	Derived from Schedule 13G filed on October 31, 2012 filed by Leap Tide Capital Management LLC (“Leap Tide”) and Jan Loeb. Mr. Loeb is the Managing Member of Leap Tide. The business address of Leap Tide and Mr. Loeb is 10451 Mill Run Circle, Suite 400, Owings Mills, MD 21117.
(7)	Ms. Skonieczny’s shares include shares of restricted stock which have vested as of 60 days from July 12, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and “related parties” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company’s best interests.

Related Person Transactions

Transactions with Adepto Medical

During the year ended December 31, 2012, the Company purchased pumps from Adepto Medical, a company that is controlled by a family member of Mr. Creal, Executive Vice-President, First Biomedical. Total purchases during 2012 amounted to approximately $100,000. The Company also provided pumps to Adepto Medical during the year ended December 31, 2012. Total revenue earned from these sales during the year ended December 31, 2012 was approximately $100,000.

Acquisition of First Biomedical

In connection with the Company’s June 2010 acquisition of First Biomedical, the Company entered into a subordinated promissory note (the “Note”) with Mr. Creal, who was the majority shareholder of First Biomedical immediately prior to the acquisition, in the amount of $750,000, plus annual interest of 5%, payable in equal installments over 24 months. As of December 31, 2012, the Note was paid in full. Mr. Creal also owns Jan-Mar LLC (“Jan-Mar”) and is the principal owner of the CW Investment Group LLC (“CW”). In connection with the acquisition, the Company entered into operating lease agreements with Jan-Mar and CW, each of which owns one of the two office buildings utilized by First Biomedical in Olathe, Kansas. Each lease has a term of thirty-six months, which commenced on July 1, 2010. Monthly rent payments to Jan-Mar and CW are $5,312 and $3,033, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2012. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. As of July 19, 2013, the Audit Committee is comprised of Joseph Whitters (Chairman), David Dreyer and Wayne Yetter, each of whom is an independent director as defined by the applicable SEC rules. The Audit Committee as then constituted held four meetings during the fiscal year ended December 31, 2012.

In fulfilling its responsibilities, the Audit Committee, as then constituted, appointed independent registered public accounting firm Deloitte & Touche LLP (the “2012 Auditor”) for the fiscal year ended December 31, 2012. The Audit Committee reviewed and discussed with the 2012 Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the 2012 Auditor and with management the Company’s audited financial statements and the adequacy of the Company’s internal controls. The Audit Committee met with the 2012 Auditor, without management present, to discuss the results of the 2012 Auditor’s audits and the overall quality of the Company’s financial reporting.

As then constituted during the fiscal year ending 2012, the Audit Committee monitored the independence and performance of the 2012 Auditor, as well as discussed with the 2012 Auditor the matters required to be discussed by Statements on Auditing Standards No. 61, as amended. The Company’s 2012 Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the 2012 Auditor’s communications with the then constituted Audit Committee regarding independence and the Audit Committee as constituted during the fiscal year ending 2012 has discussed with the 2012 Auditor and management 2012 Auditors’ independence. Based upon the review and discussions referred to above, the then constituted Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. Despite the relationship between the Company and 2012 Auditor, as discussed in Proposal 6, the Audit Committee has determined that it is in the best interests of the Company to recommend that the Board of Directors ask the stockholders, at the Meeting, to ratify the appointment of BDO USA, LLP, rather than the 2012 Auditor, as its independent registered public accounting firm.

Joseph Whitters, Chairman
David Dreyer
Wayne Yetter

July 19, 2013

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and December 31, 2011 by Deloitte & Touche LLP (“Deloitte”), the Company’s former independent registered public accounting firm.

Audit Fees

There were $624,090 and $798,125 in audit fees billed by Deloitte for the fiscal years ended December 31, 2012 and 2011, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit Related Fees

There were no audit related fees billed by Deloitte for the fiscal year ended December 31, 2012 and 2011.

Tax Fees

There were no tax fees billed by Deloitte for the fiscal years ended December 31, 2012 and 2011.

All Other Fees

There were $18,700 and $0 in fees related to due diligence services billed by Deloitte for the fiscal years ended December 31, 2012 and 2011, respectively. There were expenses of $22,697 and $0 billed by Deloitte for the fiscal years ended December 31, 2012 and 2011.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2012 and 2011 were for audit services and due diligence services, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms prepared by it or received by it with respect to the fiscal year ended December 31, 2012, all reports were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2014 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than March 31, 2014.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than 90 days (May 31, 2014) and no later than 60 days (June 30, 2014) prior to the anniversary of the 2013 Annual Meeting of Stockholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare, P.O. Box 358015, Pittsburgh, Pennsylvania 15252-8015; or by telephone at 1-800-522-6645. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, P.O. Box 358015, Pittsburgh, Pennsylvania 15252-8015; or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker or bank, by contacting such broker or bank.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K, as amended is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

To assist the solicitation of proxies and the distribution and collection of proxy materials, we have engaged Georgeson, a proxy solicitation firm, for an estimated fee of $8,500, plus expenses.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

GEORGESON

199 WATER STREET, 26TH FLOOR

NEW YORK, NY 10038

Stockholders Call Toll-Free at: (800) 891-3214

Banks and Brokers Call Collect at: (212) 440-9800

BY ORDER OF THE BOARD OF DIRECTORS

Jane Elias
Secretary
InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on the day prior to the shareholder meeting.
Vote by Internet • Go to www.investorvote.com/INFU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3, 4 and 6. For Proposal 5, the Board of Directors recommends a vote FOR 2 Years.

1. Election of Directors:	01 - David Dreyer	02 - Ryan Morris	03 - Eric Steen	+
	04 - Joseph Whitters	05 - Wayne Yetter

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain				For	Against	Abstain
2.	Amendment of Certificate of Incorporation Pursuant to the Credit Agreement	☐	☐	☐	3.	Increase in the number of shares authorized for issuance under the Company’s 2007 Stock Incentive Plan		☐	☐	☐
							1 Year	2 Years	3 Years	Abstain
4.	Advisory vote regarding executive compensation	☐	☐	☐	5.	Advisory vote on frequency of future advisory votes on executive compensation	☐	☐	☐	☐

6.	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

	Ratification of the appointment of BDO USA, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2013

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	1 U P X	+

01OMVB

The Proxy Statement and 2012 Annual Report are available at:

http://www.Infusystem.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — INFUSYSTEM HOLDINGS, INC.	+

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

THURSDAY, AUGUST 29, 2013

The undersigned hereby appoints Eric Steen, Jonathan P. Foster and Janet Skonieczny and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of InfuSystem Holdings, Inc. Common Stock at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Thursday, August 29, 2013 at 9:00 a.m. (Eastern Time) at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, and at any adjournments thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE AMENDMENT OF CERTIFICATE OF INCORPORATION PURSUANT TO THE CREDIT AGREEMENT, (III) FOR THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN, (IV) FOR THE ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION, (V) FOR 2 YEARS FOR THE ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND (VI) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+